UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2010

 ARC Wireless Solutions, Inc.
(Exact Name of Registrant as Specified in its Charter)

Utah
(State or other jurisdiction of incorporation)

000-18122	87-0454148
(Commission File Number)	(IRS Employer Identification No.)

10601 West 48th Avenue Wheat Ridge, Colorado	80033-2285
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   303-421-4063

Former Name or Former Address, if Changed Since Last Report:   Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 8, 2010 ARC Wireless Solutions, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “2010 Annual Meeting”).  The 2010 Annual Meeting is described in further detail in a Proxy Statement filed with the U.S. Securities and Exchange Commission on October 22, 2010.

At the 2010 Annual Meeting, 2,819,086 shares were represented in person or by proxy from 3,091,352 shares of the Company’s common stock issued, outstanding and entitled to vote as of the record date of October 20, 2010.  The shares present in person or by proxy at the 2010 Annual Meeting represented 91.19% of the issued and outstanding shares and therefore constituted a proper quorum for the purpose of conducting the business of the meeting in accordance with the Company’s bylaws.  The following votes were cast in person or by proxy at the 2010 Annual Meeting:

1. For the nominations for the election of directors of the Company, the following sets forth the votes received:

Nominees for Directors	For	Withheld	Broker Non-Vote
Jason T. Young	1,359,477	116,765	1,342,844
Viktor Nemeth	1,435,402	40,840	1,342,844
Marco Vega	1,359,469	116,773	1,342,844
Lynn Wunderman	1,436,410	39,832	1,342,844
Jonathan Bernstein	1,449,201	27,041	1,342,844

The nominees receiving a plurality of all votes cast in person or by proxy at the 2010 Annual Meeting with respect to the voting for the five Directors to serve until the 2011 Annual Meeting and until their respective successors have been duly elected and qualified are therefore the following persons: Jason T. Young, Viktor Nemeth, Marco Vega, Lynn Wunderman and Jonathan Bernstein.

2. For the proposal recommended by the Board of Directors to ratify the selection of Hein & Associates LLP to serve as the Company’s certified independent accountants for the year ending December 31, 2010, the following votes were received:

Matter:	For	Against	Abstain	Broker Non-Vote
Ratification of Hein & Associates LLP to serve as our certified independent accountants for the year ending December 31, 2010.	2,808,715	1,610	8,761	0

3. No other matters were voted on at the 2010 Annual Meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC Wireless Solutions, Inc.
(Registrant)

Date: December 8, 2010	By:	/s/ Jason Young
Name: Jason Young
Title: Chief Executive Officer

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